REDWOOD RESIDENTIAL ACQUISITION CORPORATION
One Belvedere Place, Suite 300
Mill Valley, CA 94941

January 20, 2026

TO ALL PARTIES LISTED ON SCHEDULE A ATTACHED HERETO:

Re: Annual Statement of Compliance by the Servicing Administrator; Item 1123 Certificate;
Sequoia Mortgage Trusts (“SEMT”) 2012-6; and
SEMT 2013-2, 2013-3, 2013-4, 2013-6, 2013-7, 2013-8

The undersigned, a duly authorized officer of Redwood Residential Acquisition Corporation (the “Servicing Administrator”), hereby certifies as follows for the reporting period from January 1, 2025 through December 31, 2025 (the “Reporting Period”):

(A)
a review of the Servicing Administrator’s activities during the Reporting Period, and its performance under the Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between the Servicing Administrator and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011 and Amendment No.2 to the Flow Mortgage Loan Servicing Agreement, dated August 13, 2014, and as modified by the related Acknowledgement (the “Cenlar FSB Flow Servicing Agreement”) and the respective Pooling and Servicing Agreements, has been made under such officer’s supervision; and
(B)
to the best of my knowledge, based on such review, the Servicing Administrator has fulfilled all its obligations under the Cenlar FSB Flow Servicing Agreement and the respective Pooling and Servicing Agreements, in all material respects throughout the Reporting Period.

Very truly yours,

REDWOOD RESIDENTIAL ACQUISITION
CORPORATION, Servicing Administrator

/s/ Carlene A. Graham

Name: Carlene A. Graham

Title: President

SCHEDULE A

Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA 94941

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
As Master Servicer for:

SEMT 2012-6; and

SEMT 2013-2, 2013-3, 2013-4, 2013-6, 2013-7

CitiMortgage, Inc.
4050 Regent Blvd.
Irving, TX 75063
As Master Servicer for SEMT 2013-8

Citibank, N.A.
388 Greenwich St., 14th Floor
New York, NY 10013

As Securities Administrator for:

SEMT 2012-6; and

SEMT 2013-2, 2013-3, 2013-4, 2013-6, 2013-7, 2013-8

Christiana Trust, a division of Wilmington Savings Fund Society FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Attention: Corporate Trust
As Trustee for:

SEMT 2012-6; and

SEMT 2013-2, 2013-3, 2013-4, 2013-6

Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
As Trustee for SEMT 2013-7 and 2013-8